FORM OF
                               TANAKA FUNDS, INC.
                         MUTUAL FUND SERVICES AGREEMENT


                            Fund Accounting Services
                                       and
                            Transfer Agency Services
                                       and
                          Dividend Disbursing Services





                                     between

                               TANAKA Funds, Inc.

                                       and

                           Unified Fund Services, Inc.


                                __________, 1998



Exhibit A - Fund Listing
Exhibit B - Fund Accounting Services Description
Exhibit C - Transfer Agency Services Description
Exhibit D - Fees and Expenses

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

                         MUTUAL FUND SERVICES AGREEMENT


     AGREEMENT (this "Agreement"), dated as of __________, 1998, between the TANAKA Funds, Inc., a Maryland corporation (the "Corporation"), and Unified Fund Services, Inc., an Indiana corporation ("Unified").

                                   WITNESSETH:

     WHEREAS,   the  Corporation  is  registered  as  an  open-end,   management
investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Corporation wishes to retain Unified to provide certain transfer agent, fund accounting and dividend disbursing services with respect to the Corporation, and Unified is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     Section 1. Appointment. The Corporation hereby appoints Unified to provide transfer agent and fund accounting services for the Corporation, subject to the supervision of the Board of Directors of the Corporation (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit D to this Agreement. The Corporation will initially consist of the series of shares (each a "Fund"; collectively the "Funds") listed on Exhibit A. The Corporation shall notify Unified in writing of each additional Fund established by the Corporation. Each new Fund shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Corporation and its Funds) may be modified with respect to each new Fund in writing by the Corporation and Unified at the time of the addition of the new Fund.

     Section 2. Representations and Warranties of Unified. Unified represents and warrants to the Corporation that:

     (a) Unified is a corporation duly organized and existing under the laws of the State of Indiana;

     (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

     (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

     (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.

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

     Section  3.   Representations  and  Warranties  of  the  Corporation.   The
Corporation represents and warrants to Unified that:

     (a) the Corporation is a corporation duly organized and existing under the laws of the State of Maryland;

     (b) the Corporation is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and the Corporation has taken all requisite proceedings to authorize the Corporation to enter into and perform this Agreement;

     (c) the Corporation is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

     (d) no legal or administrative proceedings have been instituted or threatened against the Corporation that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) the Corporation's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Corporation or any law or regulation applicable to it.

     Section 4. Delivery of Documents. The Corporation will promptly furnish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

     (a) Resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency and fund accounting services to the Corporation and approving this Agreement;

     (b) The Corporation's Articles of Incorporation;

     (c) The Corporation's By-Laws;

     (d) The Corporation's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (e)  The  Corporation's   registration  statement  including  exhibits,  as
amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (f) Copies of the Investment Advisory Agreement between the Corporation and its investment adviser (the "Advisory Agreement");

     (g) Opinions of counsel and auditors reports;

     (h) The Corporation's Prospectus and Statement of Additional Information relating to all Funds and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

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

     (i) Such other agreements as the Corporation may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

     Section 5. Services Provided by Unified.

     (a) Unified will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Corporation's Registration Statement, Articles of Incorporation and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

     (i) Fund Accounting, as described on Exhibit B to this Agreement.

     (ii) Transfer Agency, as described on Exhibit C to this Agreement.

     (iii) Dividend Disbursing. Unified will serve as the Corporation's dividend disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Corporation will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Corporation's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Corporation will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account. A shareholder not receiving a cash distribution will receive a confirmation from Unified indicating the number of shares credited to his/her account.

     (b) Unified will also:

     (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

     (ii) provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

     (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

     (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibits B and C and as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Corporation and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Corporation's expense, and made available in accordance with such Section and rules. Unified further agrees to surrender promptly to the Corporation upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.

     Section 6. Fees: Expenses: Expense Reimbursement.

     (a) As compensation for the services rendered to the Corporation pursuant to this Agreement the Corporation shall pay Unified monthly fees determined as set forth on Exhibit D to this Agreement. Such fees

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

are to be billed monthly and shall be due and payable upon receipt of the invoice. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of the month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Corporation shall pay to Unified such compensation as shall be payable prior to the effective date of termination.

     (b) For the purpose of determining fees calculated as a function of a Fund's net assets, the value of the Fund's net assets shall be computed as required by the Prospectus, generally accepted accounting principles, and resolutions of the Board.

     (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Corporation. The compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Corporation in such respect.

     (d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Corporation agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Corporation through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Corporation's behalf at the Corporation's request or as consented to by the Corporation. Such other expenses to be incurred in the operation of the Corporation and to be borne by the Corporation, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Unified, or the Corporation's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Corporation; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Corporation stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary expenses and other customary Corporation expenses. In addition, Unified may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Corporation, and the Corporation will reimburse Unified for the Corporation's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Corporation.

     (e) The Corporation may request additional services, additional processing, or special reports. Such requests may be provided by Unified at additional charges. In this event, the Corporation shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Corporation's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates.

     (f) All fees, out-of-pocket expenses, or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

     Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Star

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Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Corporation to Unified.

     In the event that the Corporation is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Corporation), this Agreement may be terminated upon thirty (30) days' written notice to the Corporation by Unified. The Corporation must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

     Section 7. Proprietary and Confidential Information. Unified agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation, all records and other information relative to the Corporation's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Corporation and obtaining approval in writing from the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the service agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Unified with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Corporation.

     Section 8. Duties, Responsibilities and Limitations of Liability.

     (a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, notices or other communications from the Corporation and its Custodian, officers and Directors, investors, agents and other service providers which Unified reasonably believes to be genuine, valid and authorized. Unified shall also be entitled to consult with upon prior approval from the Corporation and rely on the advice and opinions of outside legal counsel retained by the Corporation, as necessary or appropriate.

     (b) Unified shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Corporation, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, director, partner, employee or agent of the Corporation, shall be deemed when rendering services to the Corporation or acting on any business of the Corporation (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Corporation and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.

     (c) Except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement, Unified shall not be responsible for, and the Corporation shall indemnify and hold Unified harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

        (i) all actions of Unified or its officers or agents required to be taken pursuant to this Agreement;

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        (ii) the  reliance  on or use by  Unified or its  officers  or agents of information, records, or documents which are received by Unified or its officers or agents and furnished to it or them by or on behalf of the Corporation, and which have been prepared or maintained by the Corporation or any third party on behalf of the Corporation;

        (iii) the Corporation's refusal or failure to comply with the terms of this Agreement or the Corporation's lack of good faith, or its actions, or lack thereof involving negligence or willful misfeasance;

        (iv) the breach of any representation or warranty of the Corporation hereunder;

        (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

        (vi) the reliance on or the carrying out by Unified or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Corporation or recognition by Unified of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Corporation and the proper countersignature of any transfer agent or registrar of the Corporation;

        (vii) any delays, inaccuracies, errors in or omissions from data provided to Unified by data and pricing services;

        (viii) the offer or sale of shares by the Corporation in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Corporation or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Corporation prior to the effective date of this Agreement; and

        (ix) the compliance by the Corporation, its investment adviser, and its distributor with applicable securities, tax, commodities and other laws, rules and regulations.

     Section 9. Terms. This Agreement shall become effective on the date first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated, without penalty, by either party on at least sixty (60) days' prior written notice. Upon termination of this Agreement, the Corporation shall pay to Unified such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is sooner.

     Unified shall be entitled to reimbursement for the reasonable expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Corporation records to the successor mutual fund service provider as directed by the Corporation. Notwithstanding the foregoing, any amount owed by the Corporation to Unified prior to the termination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Corporation.

     Upon the termination of the Agreement for any reason, Unified agrees to provide the Corporation with complete and accurate transfer agency, fund accounting and administration records and to assist the Corporation in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, Unified agrees upon termination of this Agreement:

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     (a) to deliver to the successor mutual fund service  provider(s),  computer tapes containing the Corporation's accounts and records together with such record layouts and additional information as may be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

     (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Corporation's account and records;

     (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

     (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Corporation.

     Section 10. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

     (a) If to the Corporation, to:

                    TANAKA Funds, Inc.
                    230 Park Avenue, Suite 960
                    New York, NY  10169
                    Attention:  President

     (b) If to Unified, to:

                    Unified Fund Services, Inc.
                    431 North Pennsylvania Street
                    Indianapolis, Indiana 46204
                    Attention:  President

     Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     Section 11. Assignability. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party.

     Section 12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     Section 13. Force Majeure. Unified shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitations, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Corporation the right to terminate this Agreement.

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     Section 14. Use or Name. The  Corporation  and Unified agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

     Section 15. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought

     Section 16. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     Section 17. Governing Law. This Agreement shall be governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


         TANAKA FUNDS, INC.


         By                                      Date
           ----------------------------               ---------------
         Print Name:
                    -------------------
         Title
               ------------------------
         Attest
               ------------------------

         UNIFIED FUND SERVICES, INC.


         By                                        Date
           -----------------------------                -------------
         Print Name:
                    -------------------
         Title
               ------------------------
         Attest
               ------------------------
         By                                        Date
           ----------------------------                 --------------

         Print Name:
                    -------------------
         Title
               ------------------------
         Attest
               ------------------------

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                                    EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                                  List of Funds


TANAKA Growth Fund

                                    EXHIBIT B
                                       to
                         Mutual Fund Services Agreement

                     Description of Fund Accounting Services

I.    General Description
      -------------------

         Unified  shall  provide  the  following   accounting  services  to  the
         Corporation:

A. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Corporation's Prospectus. Assist Corporation management in making final determinations of distribution amounts.

B. Estimate and recommend year-end dividend and capital gain distributions necessary to establish Corporation's status as a regulated investment company ("RIC") under Section 4982 of the Internal revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

C. Working with the Corporation's public accountants or other professionals, prepare and file Corporation's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

D. Maintain the books and records and accounting controls for the Corporation's assets, including records of all securities transactions.

E. Calculate each Fund's net asset value in accordance with the Prospectus and (once the Fund meets eligibility requirements) transmit to NASDAQ and to such other entities as directed by the Corporation.

F. Account for dividends and interest received and distributions made by the Corporation.

G. Prepare Corporation or Fund expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of Corporation's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

H. Produce transaction data, financial reports and such other periodic and special reports as the Board may reasonably request.

I.       Liaison with the Corporation's independent auditors.

J. Monitor and administer arrangements with the Corporation's Custodian and depository banks.

K. A listing of reports that will be available to the Corporation is included below.

II.   Daily Reports
      -------------

A.       General  Ledger  Reports
            1. Trial Balance Report
            2. General Ledger Activity Report

B.       Fund Reports
            1. Fund Report
            2. Cost Lot Report
            3. Purchase Journal
            4. Sell/Maturity Journal
            5. Amortization/Accretion Report
            6. Maturity Projection Report

C.       Pricing Reports
            1. Pricing Report
            2. Pricing Report by Market Value
            3. Pricing Variance by % Change
            4. NAV Report
            5. NAV Proof Report
            6. Money Market Pricing Report

D.       Accounts Receivable/Payable Reports
            1. Accounts Receivable for Investments Report
            2. Accounts Payable for Investments Report
            3. Interest Accrual Report
            4.  Dividend Accrual Report

E.       Other Reports
            1. Dividend Computation Report
            2. Cash Availability Report
            3. Settlement Journal

III.  Monthly Reports
      ---------------

          Standard Reports
             1. Cost Proof Report
             2. Transaction History Report
             3. Realized Gain/Loss Report
             4. Interest Record Report
             5. Dividend Record Report
             6. Broker Commission Totals
             7. Broker Principal Trades
             8.  Shareholder Activity Report
             9. Corporation Performance Report
             10.SEC Yield Calculation Work Sheet (fixed-income funds only)

                                    EXHIBIT C
                                       to
                         Mutual Fund Services Agreement

                     Description of Transfer Agency Services

     The following is a general description of the transfer agency services Unified shall provide to the Corporation.

A. Shareholder Recordkeeping. Maintain records showing for each Corporation shareholder the following: (i) name, address and tax identifying number;
    (ii) number of shares of each Fund; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and (iv) any dividend reinvestment order, application, dividend address and correspondence relating to the current maintenance of the account.

B. Shareholder Issuance. Record the issuance of shares of each Fund. Except as specifically agreed in writing between Unified and the Corporation, Unified shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. Purchase Orders. Process all orders for the purchase of shares of the Corporation in accordance with the Corporation's current registration statement. Upon receipt of any check or other payment for purchase of shares of the Corporation from an investor, Unified will (i) stamp the envelope with the date of receipt, (ii) forthwith process the same for collection,
    (iii) determine the amounts thereof due the Corporation, and notify the Corporation of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Corporation's custodian bank account during such day. Unified shall then credit the share account of the investor with the number of Fund shares to be purchased made on the date such payment is received by Unified, as set forth in the Corporation's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Corporation may give to Unified with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it.

D. Redemption Orders. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Corporation, Unified shall on each business day notify the Corporation of the total number of shares presented and covered by such requests received by Unified on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by Unified, Unified shall notify the Custodian, subject to instructions from the Corporation, to transfer monies to such account as designated by Unified for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption or repurchase does not comply with applicable standards, Unified shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Corporation's price next determined after receipt of documents complying with said standards, or, at such other time as the Corporation shall so direct.

E.  Telephone   Orders.   Process   redemptions,   exchanges  and  transfers  of
    Corporation shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the

    Corporation's current Prospectus. Unified shall be permitted to redeem, exchange and/or transfer Corporation shares from any account for which such services have been authorized.

F. Transfer of Shares. Upon receipt by Unified of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, Unified will register such transfer on the Corporation's shareholder records maintained by Unified pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first class mail new certificates for the same or a smaller whole number of shares.

G. Shareholder Communications and Meetings. Address and mail all communications by the Corporation to its shareholders promptly following the delivery by the Corporation of the material to be mailed. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Corporation on the progress of such tabulation, and provide the Corporation with inspectors of election at any meeting of shareholders.

H. Share Certificates. If the Corporation issues certificates, and if a shareholder of the Corporation requests a certificate representing his shares, Unified as Transfer Agent, will countersign and mail by first class mail with receipt confirmed, a share certificate to the investor at his/her address as it appears on the Corporation's transfer books. Unified shall supply, at the expense of the Corporation, a supply of blank share certificates. The certificates shall be properly signed, manually or by facsimile, as authorized by the Corporation, and shall bear the Corporation's seal or facsimile; and notwithstanding the death, resignation or removal of any officers of the Corporation authorized to sign certificates, Unified may, until otherwise directed by the Corporation, continue to countersign certificates which bear the manual or facsimile signature of such officer.

I. Returned checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Unified will take such steps, including redepositing the check for collection or returning the check to the investor, as Unified may, at its discretion, deem appropriate and notify the Corporation of such action, or as the Corporation may instruct.

J. Shareholder Correspondence. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

                                    EXHIBIT D
                                       to
                         MUTUAL FUND SERVICES AGREEMENT

                          TRANSFER AGENCY FEE SCHEDULE

I Conversion Fee: Manual conversion/new fund establishment - fee not to exceed $500 per portfolio. Electronic conversion - $2.50 per shareholder account with a $5,000 minimum fee.

II  Standard Base Fee for Standard Base Services

    The Base Fee* is $1.40 for money market funds and $1.30 for equity/bond funds per active Shareholder Account per active Shareholder Account per month with a minimum fee of $1,250 per portfolio or class per month. An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.40 per account charge for any account with a zero share balance for the current calendar year, as determined on the last day of each month.

    *The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

    Unified supports for an additional monthly fee of $0.05 per account per service: receivables accounting, 12b-1 fund reporting, back-end sales load recapture accounting, and/or detailed dealer and representative load commission accounting and reporting. Funds paying dividends more frequently than once per quarter (generally, money market funds) are charged an additional $0.30 per month per account.

    Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

    In addition to the above fees, there will be a $500.00 minimum fee/rerun charge when the nightly processing has be repeated due to incorrect NAV or dividend information received from the Fund Accountant/Pricing Agent.

II  Standard Base Transaction Fees

    Fund/Serv processing charges are $0.25 per transaction in addition to direct Fund/Serv charges that are passed through (See Section VI herein). Minimum charge: $250.00 per month

    Networking processing charges are $0.24 per account for Matrix levels 1, 2 & 4 and $0.06 for Matrix level 3 in addition to direct Networking charges that are passed through (See Section VI herein). Minimum charge: $250.00 per month.

III Standard Services Provided

     -Opening new accounts
     -Maintaining Shareholder accounts
         Includes:
         -Maintaining certificate records
         -Changing addresses
         -Daily reports on number of Shares, accounts
         -Preparation of Shareholder federal tax information
         -Withhold taxes on U.S. resident and non-resident alien accounts -Reply to Shareholder calls and correspondence other than that for
          Corporation information and related inquiries

         -Processing purchase of Shares
         -Issuing  /Canceling  of  certificates  (Excessive  use may be  subject to additional charges)
         -Processing partial and complete  redemptions
         -Regular and legal transfer of accounts
         -Mail  processing of semi-annual  and annual reports
         -Processing  dividends  and  distributions
         -Prepare  Shareholder meeting  lists
         -One  proxy  processing  per year per fund.  Tabulation  is limited to three.
         -Receiving and tabulating of proxies
         -Confirmation of all transactions  as  provided  by the  terms  of each  Shareholder's  account
         -Provide a system which will enable Corporation to monitor the total number of Shares sold in each state. System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
         -Determination/Identification of lost Shareholder accounts
         -1099 reporting

IV  Standard Reports Available


         -12b-1 Disbursement Report           -Holdings by Account Type
         -12b-1 Disbursement Summary          -Posting  Details
         -Dealer Commission Report            -Posting  Summary
         -Dealer Commission Summary Report    -Settlement  Summary
         -Exchange Activity Report            -Tax Register
         -Fees Paid Summary Report            -Transactions Journal
         -Corporation  Accrual Details

V  Additional Fees for Services Outside the Standard Base


     -Archiving of old records/storage of aged records               negotiable
     -Off-line Shareholder research                                  $25/hour (Billed to customer account)
     -Check copies                                                   $3/each (Billed to customer account)
     -Statement copies                                               $5/each (Billed to customer account)
     -Mutual Fund fulfillment/prospect file maintenance              $1.00/item
     -Shareholder communications charges (Faxes)                     pass through
     -Leased line/equipment on TA's computer system                  pass through
     -Dial-up access to TA's computer system                         pass through
     -Labels                                                         .05 ea/$100 minimum
     -Electronic filings of approved forms                           $75/transmission
     -Monthly Director's Reports                                     $25/mo/portfolio
       -Direct Fund/Serv expenses                                    Pass through
       -Direct Networking expenses                                   Pass through
     -AD-HOC REPORTWRITER Report Generation                          $50.00 per report
        -Bank Reconciliation Service                                 $50.00 monthly maintenance fee per bank account
         $1.50 per bank item
      -Systems Programming Labor Charges:
         System Support Representatives                              $100.00/hour
         Programmers, Consultants or
              Department Heads                                       $125.00/hour
         Officers                                                    $150.00/hour
      -Additional Proxy Processing:
         Each processing                                             $225.00 fixed charge per processing
         Preparation and Tabulation                                  $0.145/proxy issued
             (includes 3 tabulations, sixteen
             propositions)
         Each Extra Tabulation                                       $23.00 fixed charge per processing
                                                                      $0.02 per proxy tabulated


                          FUND ACCOUNTING FEE SCHEDULE


     The prices contained herein are effective for twelve months from the execution date of the Fund Accounting Agreement.

Conversion Fee:  $500.00 per portfolio

Standard Fee - charged per portfolio/class of shares*

         0.050% for the first $100 million in assets; 0.040% from $100 million to $300 million in assets; 0.030% over $300 million in assets.

         *Subject to a minimum of $15,000 per year.

         Out of Pocket Fees:         Fees charged for outside pricing services
                                     and all accompanying administrative
                                     expenditures.

Standard Services Provided

         -Daily processing of Corporation transactions
         -Ability to specify and execute partial sales on FIFO, LIFO, high cost, low cost and specifically identified lots
         -"As-of"  reporting,  as far back as  transactions  are  maintained  on
          Unified's  systems
         -Monitoring  and  communication  to management  and
          adviser(s) on cash activity
         -General ledger processing
         -Calculations of Net Asset Value
         -Calculations of Money Market Daily Dividend Factor
         -Reporting of NAV to NASDAQ and  Corporation  management
         -Reporting  of NAV to principal reporting   services (Lipper, etc.)
         -Daily portfolio valuation
         -Estimation of income and capital gain distributions
         -Provide  information  to  complete  semi-annual  and annual  financial
          statements  and   Director's   reports
         -Coordination   with  auditors
         -Coordination  and  communication  with investment  advisers
         -Payables processing
         -Full  bond  accrual,  accretion,  amortization, including variable rates
         -Daily accrual and  amortization of income and expense
         -Full accounting for all securities transactions
         -Complete  audit  trail
         -Automated securities and income records
         -Fiscal year-end  processing
         -Load funds processing

Standard Reports Provided

         -Daily cash reports
         -Daily portfolio valuations
         -Daily Pricing Sheets
         -Weekly accruals transactions listing
         -Standard monthly Closing Packages
         -Monthly general ledger activity report as requested
         -Reports  to assist  in the  preparation  of  semi-annual  and  annual financial  statements
         -Dividend  estimations  worksheet
         -Pre-approved audit schedules

         -Broker commissions report for N-SAR filings
         -Financial schedules for proxy statements and prospectuses

         *Requests for Unified to provide standard reports with increased frequency may be subject to additional service fees.

Optional Services Available - Initial (for desired services)


                           -Each additional share class                                          $6,000/class/year
---------------
                           -Additional portfolio sub-adviser fee                                 $10,000/portfolio
---------------
                           -Multiple custodian fee                                               $5,000/fund group
---------------
                           -GNMA securities fee                                                  $2,500/portfolio
---------------
                           -Monthly dividend estimation fee                                      $2,500/portfolio
---------------
                           -Quarterly financial statement preparation fee                        $5,000/portfolio
---------------
                           -Creation of semi-annual and annual reports                           $3,000/fund group
---------------
                           -Statistical reporting fee (ICI, Lipper, Donoghue, etc.)              $100/report
---------------
                           -Quarterly tax and compliance checklist                               $4,000/portfolio
---------------
                           -Accrual calculations                                                 $2,500/fund group
---------------
                           -SEC yield calculations                                               $1,000/portfolio
---------------
                           -S.E.C. audit requirements                                            pass through
---------------
                           -Processing of backup withholding                                     $1,500/portfolio
---------------


Special Report Generation Fees

     AD-HOC Report Generation                      $75.00 per report
     Reruns                                        $75.00 per run
     Extract Tapes                                 $110.00 plus

Systems Programming Labor Charges

     System Support Representatives                $100.00/hour
     Programmers, Consultants or
       Department Heads                            $125.00/hour
     Officers                                      $150.00/hour

De-Conversion Fees

           De-Conversion fees will be subject to additional charges commensurate with particular circumstances and dependent upon scope of problems.